Contact:  Philip Ranger                           Howard Kalt
          Inference Corporation                   Kalt, Rosen & Chase, Inc.
          415-893-7275                            415-397-2686
          philip.ranger@inference.com             kalt@krc-ir.com



                 Inference Corporation Announces First Quarter
                               Financial Results

NOVATO, Calif. (May 31, 2000)--Inference Corporation (NASDAQ: INFR) reported that total revenues for the first quarter ended April 30, 2000 were $6.0 million, 8% above revenues of $5.5 million in the preceding quarter and 7% below revenues of $6.4 million in the same quarter last year. Loss from operations for the quarter was $3.9 million, compared to an operating loss of $4.2 million in the preceding quarter and an operating loss of $2.3 million in the same quarter last year. The net loss for the quarter amounted to $3.9 million, or $0.50 per share, as compared to a net loss of $4.0 million, or $0.52 per share, in the preceding quarter and a net loss of $2.1 million, or $0.29 per share, a year ago.

     International product revenues were $1.6 million, a 36% increase from $1.2 million a year earlier. Product revenues from Americas operations were $1.3 million, a 32% decrease from $1.9 million during the same quarter last year.

     "As anticipated during the fourth quarter, we are now beginning to generate revenue from the sales of our two new products, k-Commerce Support Enterprise and k-Commerce Sales, as we continue to take a product leadership role," said Charles Jepson, president and chief executive officer. "Equally exciting are a number of deals in which we partnered with eGain Communications Corporation to close the transaction, validating the strength of our proposed merger. These deals include customers like Egg, one of the UK's
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busiest e-commerce Web sites, who will be using k-Commerce Support Enterprise and eGain Mail to provide Web-based customer support.

                                    -more-

     Inference Reports First Quarter Financial Results / Page Two

     "Additionally, we continued to see progress in our k-Commerce Sales division, which experienced an increase in revenue from agreements with companies such as WeddingNetwork.com, Guild.com and Consonus, which will be using the k-Commerce Sales product to provide a personalized experience to their Web visitors," Jepson said.

     He indicated that the company's operating expenses were about equal to those in the fourth quarter of last year, including expenses related to the company's pending acquisition by eGain Communications Corp (NASDAQ: EGAN).

     On March 16/th/, eGain and Inference announced a definitive agreement under which eGain will acquire Inference in exchange for common stock. The acquisition brings together eGain's strength in Web-based, multi-channel customer communications with Inference's customer profiling and contact center support capabilities. Inference shareholders are scheduled to vote on the matter at a special shareholders meeting on June 26/th/. Proxy materials were mailed to shareholders on May 22, 2000.

About Inference Corporation

     Inference Corporation (NASDAQ: INFR) is a leading provider of software and services that deliver personalized one-to-one sales, service and support over the Web. Its k-Commerce Sales e-merchandising software helps e-tailers know their Web visitors, anticipate their needs and target offers to turn lookers into buyers. In addition, k-Commerce(TM) Support Enterprise, the company's e-service and support product, guides customers to solutions through an easy exchange of questions and answers regardless of how they contact you. Both products ensure a highly personalized customer experience to build long-term customer relationships.
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                                    -more-

     Inference Reports First Quarter Financial Results / Page Three

     Headquartered in the San Francisco Bay Area, with international operations headquartered near London, England, Inference supports its customers from offices throughout North America and Europe through a global professional services organization. For further information, contact Inference at 415-893-7200, send an e-mail to info@inference.com or visit our website.

     The Inference logo, k-Commerce and the k-Commerce logo are trademarks of Inference Corporation in the United States and other countries. eGain, and eGain Mail are trademarks of eGain Communications Corporation. All other company names and products are trademarks or registered trademarks of their respective companies.

                                     # # #
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                          INFERENCE CORPORATION
                        CONSOLIDATED BALANCE SHEETS
                         [ Amounts in thousands ]
                               [ unaudited ]

                                                                                April 30,          January 31,
                                                                                  2000                2000
                                                                              -------------       -------------
         ASSETS
         ------
         Current assets:
            Cash and cash equivalents.......................................  $      11,985       $      17,244
            Accounts receivable.............................................          5,592               4,299
            Other current assets............................................          1,283               1,061
                                                                              -------------       -------------
                                Total current assets........................         18,860              22,604

         Property and equipment, net .......................................          1,752               1,858
         Intangible assets, net ............................................            823                 884
         Other assets ......................................................            464                 470
                                                                              -------------       -------------
                                                                              $      21,899       $      25,816
                                                                              =============       =============
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------

         Current liabilities:
            Accounts payable ...............................................  $         826       $       1,134
            Accrued salaries and related items .............................          2,103               2,289
            Other accrued liabilities ......................................          2,533               2,384
            Deferred revenue ...............................................          5,115               5,019
                                                                              -------------       -------------
                                Total current liabilities...................         10,577              10,826

         Shareholders' equity:
            Common stock ...................................................             79                  78
            Additional paid-in capital .....................................         49,525              49,308
            Cumulative foreign currency translation ........................           (329)               (371)
            Accumulated deficit ............................................        (37,953)            (34,025)
                                                                              -------------       -------------
                                Total shareholders' equity .................         11,322              14,990
                                                                              -------------       -------------
                                                                              $      21,899       $      25,816
                                                                              =============       =============

                             INFERENCE CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              [Amounts in thousands, except net loss per share ]
                                 [unaudited ]


                                                        Three Months ended

                                                             April 30,
                                                       ---------------------
                                                          2000        1999
                                                       ---------   ---------

     Revenues:
       Products ...................................    $   2,920   $   3,077
       Services ...................................        3,037       3,317
                                                       ---------   ---------
     Total revenues ...............................        5,957       6,394

     Operating  costs and expenses:
       Cost of revenues - products ................          420         158
       Cost of revenues - services ................        1,656       1,684
       Product development ........................        1,521       1,447
       Sales and marketing ........................        4,522       3,922
       General and administrative .................        1,399         829
       Acquistion related .........................          325         677
       Amortization of intangible assets ..........           61           -
                                                       ---------   ---------
     Total operating costs and expenses ...........        9,904       8,717
                                                       ---------   ---------
     Loss from operations .........................       (3,947)     (2,323)
     Interest income and other, net ...............           19         269
                                                       ---------   ---------
     Loss before income taxes .....................       (3,928)     (2,054)
     Provision for income taxes ...................            -           -
                                                       =========   =========
     Net loss......................................    $  (3,928)  $  (2,054)
                                                       =========   =========

     Net loss per share:
          Basic and diluted........................    $   (0.50)  $   (0.29)
                                                       =========   =========
     Shares used in computing net
       loss per share:
          Basic and diluted........................        7,858       7,053
                                                       =========   =========